EXHIBIT 99.1

Goldspring, Inc. Announces Shareholder Approval of 1:200 Reverse Stock Split

Virginia City, NV (May 7, 2010) — GoldSpring, Inc. (“GoldSpring” or the “Company”)(OTC Bulletin Board: GSPG) announced today that it has received stockholder approval to effect a one-for-two hundred reverse stock split of its common stock, whereby each block of two hundred shares of common stock registered in the name of each stockholder on the applicable record date of the reverse stock split will be converted into one share of the Company’s common stock.  The reverse stock split was approved by the Company’s stockholders pursuant to a written consent in lieu of a special meeting of the stockholders (“Written Consent”) solicited under a Definitive Proxy Statement on Schedule 14A (“Proxy Statement”), filed with the Securities and Exchange Commission (“SEC”) on March 24, 2010.  Over 91% of the written consents received were voted in favor of the reverse stock split, with less than 8% of the written consents cast against.

The Written Consent provides that the Board of Directors of the Company may affect the reverse stock split at any time on or prior to December 31, 2011.  The Company’s Board of Directors has approved the immediate implementation of the reverse stock split and all necessary documents and notifications to the appropriate regulatory agencies, including the required notification to FINRA, to affect the reverse stock split, have been filed.  The Board has also established the record date for the reverse stock split to be effective as the day next following the receipt from FINRA that the notification has been approved, which is expected to be no later than May 18, 2010.

The approval of the reverse stock split is the first step in the Company’s strategic plan designed to restructure and recapitalize the Company, accelerate mine development and continue exploration. The recapitalization and balance sheet restructuring phase of the strategic plan, in addition to accomplishing the reverse stock split, is currently expected to include:

•	A debt-for-equity exchange with the holders of its convertible indebtedness, thereby eliminating the substantial majority of the Company’s indebtedness;
•	The consummation of the transaction for the rights to two integral parcels of land for exploration and to facilitate operations on the Company’s existing parcels; and
•	The raising of new equity capital.

“We are pleased by the strong approval from the Company’s stockholders, enabling the critical first step in the Company’s strategic plan to restructure and recapitalize the Company,” stated Corrado De Gasperis, Chief Executive Officer of the Company.  Mr. De Gasperis continued, “The reverse stock split will reduce the number of outstanding shares to a level more in line with a typical capital structure and enable the capacity for our current debt obligations and future equity needs necessary for implementing our plan. The goal of the plan is to deliver longer term stockholder value by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013 and commencing commercial mining and processing operations.”

EXHIBIT 99.1

The reverse stock split will reduce the number of issued shares of the Company’s common stock but will not affect the number of authorized shares.  Upon the effective date of the reverse stock split, every two hundred shares of issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock.  Any fractional shares resulting from the reverse stock split will be rounded up to the next nearest whole share. The reverse stock split would not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.  Outstanding stock incentive awards and other convertible securities will also be adjusted to give effect to the reverse stock split and the shares available for future grants will be proportionately reduced.  Corporate Stock Transfer, the Company’s stock transfer agent, will provide instructions to stockholders relating to the issuance of book-entry evidence of ownership giving effect to the reverse stock split and to the issuance of new stock certificates.  Shares held as part of the DTC System will be automatically adjusted on the same basis.  As of March 1, 2010, the record date for the Written Consent, the Company had 3,741,616,736 shares of common stock outstanding.  After giving effect to the reverse stock split, the Company expects to have approximately 18,708,084 shares outstanding.

About GoldSpring, Inc.

GoldSpring, Inc. is a North American precious metals mining company, focused in Nevada, with extensive, contiguous property in the Comstock Lode District.  In the Company's relatively short history, it secured permits, built an infrastructure and brought the Comstock Lode project into production. Since 2005, the Company has been acquiring additional properties around its Comstock Lode project in northern Nevada, expanding its footprint and creating opportunities for exploration and mining.  A drilling program through early 2009 has produced encouraging results, and led to increased engineering and permitting activities with the goal of returning the mine to production. The Company's objectives are to resume mine production, optimize metallurgical and mine processes, increase reserves through exploration and acquisitions, and continue to expand its footprint in the Comstock.

Cautionary Note to U.S. Investors: The United States Securities and Exchange Commission (the “SEC”) permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We may use certain terms in this press release, such as "measured," "indicated," and "inferred" resources, which the SEC guidelines strictly prohibit registrants from including in their filings with the SEC (unless required by the laws of another jurisdiction). U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC's website at http://www.sec.gov.

This press release and any related calls or discussions may contain forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements.  Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products; future industry market conditions; future changes in our production capacity and operations; future production, operating and overhead costs; recapitalization and balance sheet restructuring activities (including stock splits, debt-for-equity exchanges, land-for-debt exchanges, capital raising and other activities); operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature and timing of restructuring charges and the impact thereof; productivity, business process, rationalization, restructuring, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth. The words "believe," "expect," "anticipate," "estimate," "project," "plan," "should," "intend," "may," "will," "would," "potential" and similar expressions identify forward-looking statements, but are not the exclusive means of doing so.

EXHIBIT 99.1

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our SEC filings and the following: the current global economic downturn and capital market weakness; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources and reserves; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; our ability to cure defaults under our current indebtedness; our substantial indebtedness and the impact such indebtedness may have on us; the possibility that our operating performance and operating prospects, and capital market conditions will limit our ability to timely meet our debt service obligations, comply with debt covenants, obtain necessary financing or refinancing or restructure indebtedness or our debt service obligations on acceptable terms or at all; potential inability to continue to comply with government regulations; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to or pursued by us; changes in the United States or other monetary or fiscal policies or regulations in response to the recent capital markets and economic crises; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, copper, diesel fuel, and electricity); changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities.  All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  We undertake no obligation to publicly update or revise any forward-looking statement.

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for GoldSpring, Inc.:
P.O. Box 1118
Virginia City, NV 89440
Tel 775.847.5272
Fax 775.847.4762
http://www.goldspring.us